UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 3, 2019

GULFPORT ENERGY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-19514	73-1521290
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3001 Quail Springs Parkway Oklahoma City, Oklahoma	73134
(Address of principal executive offices)	(Zip code)

(405) 252-4600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange which registered	Ticker Symbol
Common stock, par value $0.01 per share	Nasdaq Global Select Market	GPOR

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Amendment to Credit Facility

On June 3, 2019, Gulfport Energy Corporation, as borrower (the “Co-pay”), entered into a fourteenth amendment (the “Fourteenth Amendment”) to the Amended and Restated Credit Agreement, dated as of December 27, 2013, as amended to the date hereof, with The Bank of Nova Scotia, as administrative agent, and the lenders party thereto (the “Credit Agreement”).

Among other changes, the Fourteenth Amendment amends the Credit Agreement to allow the Co-pay to designate certain of its subsidiaries as unrestricted subsidiaries and to include LIBOR replacement provisions. Additionally, the borrowing base was reaffirmed at $1.4 billion, and the Co-pay’s elected commitment amount remained at $1.0 billion.

The preceding summary of the Fourteenth Amendment is qualified in its entirety by reference to the full text of such amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above with respect to the Fourteenth Amendment is incorporated herein by reference, as applicable.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On June 6, 2019, the Company held its 2019 Annual Meeting of Stockholders (the “Annual Meeting”) at 3001 Quail Springs Parkway, Oklahoma City, Oklahoma. At the Annual Meeting, the Company’s stockholders voted on four proposals, each of which is described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 30, 2019. The following is a brief description of each matter voted upon and the results of such voting, including the number of votes cast for each matter and the number of votes cast against, abstentions and broker non-votes, if applicable, with respect to each matter.

Proposal 1

David M. Wood, David L. Houston, Deborah G. Adams, Ben T. Morris, C. Doug Johnson, Scott E. Streller, Craig Groeschel and Paul D. Westerman were elected to continue to serve as the Company’s directors until the 2020 Annual Meeting of Stockholders and until their respective successors are elected. The results of the vote on Proposal 1 were as follows:

Name of Nominee	For	Against	Abstain	Non-Votes
David M. Wood	113,125,045	2,126,860	56,535	14,609,762
David L. Houston	100,680,057	14,572,713	55,670	14,609,762
Deborah G. Adams	112,342,063	2,190,959	55,418	14,609,762
Ben T. Morris	111,444,693	3,809,982	53,765	14,609,762
C. Doug Johnson	112,445,131	2,808,558	54,751	14,609,762
Scott E. Streller	110,995,095	4,260,279	53,066	14,609,762
Craig Groeschel	111,983,744	3,273,092	51,604	14,609,762
Paul D. Westerman	112,052,685	3,203,013	52,742	14,609,762

Proposal 2

The Company’s stockholders approved the 2019 Amended and Restated Stock Incentive Plan. The results of the vote on Proposal 2 were as follows:

For	Against	Abstain	Non-Votes
108,843,725	6,384,898	79,817	14,609,762

Proposal 3

The Company’s stockholders approved, on an advisory basis, the compensation paid to the Company’s named executive officers. The results of the vote on Proposal 3 were as follows:

For	Against	Abstain	Non-Votes
112,137,222	3,048,585	122,633	14,609,762

Proposal 4

The appointment of Grant Thornton LLP as the Company’s independent auditors for the fiscal year ending December 31, 2019 was ratified. The results of the vote on Proposal 4 were as follows:

For	Against	Abstain	Non-Votes
123,872,792	5,964,792	80,618	0

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Number	Exhibit

10.1	Fourteenth Amendment to the Amended and Restated Credit Agreement, dated as of June 3, 2019, between Gulfport Energy Corporation, as Borrower, The Bank of Nova Scotia, as Administrative Agent and the lenders party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GULFPORT ENERGY CORPORATION

Date: June 7, 2019	By:	/s/ Keri Crowell
Keri Crowell
Chief Financial Officer